Exhibit 99.1

Coffee Holding Co., Inc. Reports Results for Three Months Ended January 31, 2014

STATEN ISLAND, New York – March 14, 2014. Coffee Holding Co., Inc. (Nasdaq: JVA) today announced its operating results for the three months ended January 31, 2014:

The Company reported net income of $1,371,740, or $0.22 per share basic and $0.21 per share diluted, for the three months ended January 31, 2014 compared to net income of $937,537 or $0.15 per share basic and $0.14 per share diluted, for the three months ended January 31, 2013. The increase in net income reflects increased profitability on our sales.

Net sales totaled $27,346,347 for the three months ended January 31, 2014, a decrease of $3,972,457, or 13%, from $31,318,804 for the three months ended January 31, 2013. The decrease in net sales reflects lower coffee prices as coffee prices continued to decrease on an unabated slide to a seven year low during the same period, partially offset by a 13.7% increase in pounds of green coffee sold as our business continued to shift to sales of green coffee from private label sales.

Cost of sales for the three months ended January 31, 2014 was $23,227,722 or 84.9% of net sales, as compared to $27,636,207 or 88.2% of net sales for the three months ended January 31, 2013. The decrease in cost of sales reflects lower prices paid for green coffee during this period compared to the same period during 2013.

Gross profit increased $436,028 to $4,118,625 for the three months ended January 31, 2014 as compared to gross profit of $3,682,597 for the three months ended January 31, 2013. Gross profit as a percentage of net sales increased by 3.3% for the three months ended January 31, 2014, as compared to gross profit as a percentage of net sales for the three months ended January 31, 2013. The increase in our margins primarily reflects unrealized gains in our hedging activities and lower prices paid for green coffee during this period compared to the same period during 2013.

Total operating expenses decreased by $25,466, or 1.3%, to $1,869,712 for the three months ended January 31, 2014 as compared to operating expenses of $1,895,178 for the three months ended January 31, 2013. The decrease in operating expenses was due to a decrease in selling and administrative expenses of $54,629, partially offset by an increase in officers’ salaries of $29,163.

“We are extremely pleased to report these positive results to our shareholders.  Although coffee prices remained stalled at depressed levels during this period resulting in a 13% decline in revenues, this was offset by a 13.7% increase in poundage sold during the same period.  With coffee prices now on the rise again, we believe the combination of higher commodity prices along with continued growth in our overall business should result in increased revenues.  Our commitment to margin improvement was evidenced by this quarter’s earnings and we will remain focused on continuing these results going forward,” said Andrew Gordon, President and Chief Executive Officer.

“Our business continues to remain robust as we have achieved growth in all three major areas: wholesale green coffee sales, branded and private label sales.  With the recent increase in the price of green coffee, we expect that these trends will continue to improve due to our position in the marketplace.  As we stated in our comments with our 2013 annual results, we believe our recent problems are behind us and we thank our fellow shareholders for their continued patience and support,” concluded Mr. Gordon.

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on future margin performance and its share repurchase program. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, hedging activities, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
JANUARY 31, 2014 AND OCTOBER 31, 2013

	January 31, 2014	October 31, 2013

- ASSETS -
CURRENT ASSETS:
Cash	$4,532,936	$4,035,669
Accounts receivable, net of allowances of $144,000 for 2014 and 2013	10,037,140	12,362,792
Inventories	8,966,557	9,373,018
Prepaid green coffee	620,960	439,290
Prepaid expenses and other current assets	429,083	336,494
Prepaid and refundable income taxes	592,613	1,000,317
Deferred income tax asset	906,606	1,330,666
TOTAL CURRENT ASSETS	26,085,895	28,878,246

Machinery and equipment, at cost, net of accumulated depreciation of $3,277,275 and $3,130,902 for 2014 and 2013, respectively	2,037,851	2,060,350
Customer list and relationships, net of accumulated amortization of $28,125 and $26,250 for 2014 and 2013, respectively	121,875	123,750
Trademarks	180,000	180,000
Goodwill	440,000	440,000
Equity method investments	97,996	98,178
Deposits and other assets	618,511	618,498
TOTAL ASSETS	$29,582,128	$32,399,022

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,240,419	$7,244,822
Line of credit	-	1,229,182
Due to broker	-	984,040
Income taxes payable	200	-
TOTAL CURRENT LIABILITIES	5,240,619	9,458,044

Deferred income tax liabilities	135,706	145,666
Deferred rent payable	200,329	195,452
Deferred compensation payable	515,511	515,498
TOTAL LIABILITIES	6,092,165	10,314,660
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,456,316 shares issued; 6,372,309 shares outstanding for 2014 and 2013	6,456	6,456
Additional paid-in capital	15,904,109	15,904,109
Retained earnings	7,483,373	6,111,633
Less: Treasury stock, 84,007 common shares, at cost for 2014 and 2013	(272,133)	(272,133)
Total Coffee Holding Co., Inc. Stockholders’ Equity	23,121,805	21,750,065
Noncontrolling interest	368,158	334,297
TOTAL EQUITY	23,489,963	22,084,362
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,582,128	$32,399,022

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED JANUARY 31, 2014 AND 2013

	January 31, 2014	January 31, 2013
NET SALES	$27,346,347	$31,318,804

COST OF SALES (which include purchases of approximately $5.0 million and $9.7 million for the three months ended January 31, 2014 and 2013, respectively, from a related party)	23,227,722	27,636,207

GROSS PROFIT	4,118,625	3,682,597

OPERATING EXPENSES:
Selling and administrative	1,710,612	1,765,241
Officers’ salaries	159,100	129,937
TOTAL	1,869,712	1,895,178

INCOME FROM OPERATIONS	2,248,913	1,787,419

OTHER INCOME (EXPENSE):
Interest income	883	7,579
Loss from equity method investments	(182)	(104,437)
Interest expense	(18,088)	(38,399)
TOTAL	(17,387)	(135,257)

INCOME BEFORE PROVISION FOR INCOME TAXES AND
NON-CONTROLLING INTEREST IN SUBSIDIARY	2,231,526	1,652,162

Provision for income taxes	825,925	635,484

NET INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	1,405,601	1,016,678
Less: net income attributable to the non-controlling interest in subsidiary	(33,861)	(79,141)

NET INCOME ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$1,371,740	$937,537

Basic earnings per share	$0.22	$0.15

Diluted earnings per share	$0.21	$0.14

Dividends declared per share	$0.0	$0.06

Weighted average common shares outstanding:
Basic	6,372,309	6,372,309
Diluted	6,639,309	6,639,309

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JANUARY 31, 2014 AND 2013

	January 31, 2014	January 31, 2013
OPERATING ACTIVITIES:
Net income	$1,405,601	$1,016,678
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	148,248	117,616
Unrealized (gain) on commodities	(1,179,594)	(453,882)
Loss on equity method investments	182	104,437
Deferred rent	4,877	4,012
Deferred income taxes	414,100	202,000
Changes in operating assets and liabilities:
Accounts receivable	2,325,651	2,409,537
Inventories	406,461	1,565,618
Prepaid expenses and other current assets	102,965	53,558
Prepaid green coffee	(181,670)	(55,000)
Prepaid and refundable income taxes	407,704	10,657
Accounts payable and accrued expenses	(2,004,402)	(4,516,084)
Deposits and other assets	-	1,873
Income taxes payable	200	74,993
Net cash provided by operating activities	1,850,323	536,013

INVESTING ACTIVITIES:
Proceeds from disposition of equity method investment	-	232,069
Purchases of machinery and equipment	(123,874)	(68,394)
Net cash (used in) provided by investing activities	(123,874)	163,675

FINANCING ACTIVITIES:
Advances under bank line of credit	40,202	3,441,192
Principal payments under bank line of credit	(1,269,384)	(3,050,121)
Payment of dividend	-	(387,377)
Net cash (used in) provided by financing activities	(1,229,182)	3,694

NET INCREASE IN CASH	497,267	703,382

CASH, BEGINNING OF PERIOD	4,035,669	7,568,583

CASH, END OF PERIOD	$4,532,936	$8,271,965

	2014	2013
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$21,225	$41,191
Income taxes paid	$5,089	$347,834

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JANUARY 31, 2014 AND 2013

Schedule of noncash investing and financing activities:

Proceeds from disposition of equity method investment:

	2014	2013

Inventory received	$-	$503,500
Settlement of accounts payable	-	992,402
Total noncash proceeds	$-	$1,495,902